UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2011

Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 29, 2011, Aflac Incorporated (the “Company”) priced yen-denominated (Samurai) bonds totaling 50 billion yen, or approximately $625 million at the current exchange rate. The issuance consists of 28.7 billion yen, approximately $359 million at the current exchange rate (the “Sixth Series”) and 15.8 billion yen, approximately $197 million at the current exchange rate (the “Seventh Series”) in yen-denominated (Samurai) fixed-rate bonds and 5.5 billion yen, approximately $69 million at the current exchange rate (the “First Series”) in yen-denominated (Samurai) floating-rate bonds. The Sixth Series, Seventh Series and First Series bonds are herein referred to as the “Bonds”. The Bonds will be issued in Japan on July 8, 2011 in a public offering pursuant to the Company’s shelf registration statement and supplement to its shelf registration filed with Japanese regulatory authorities in November 2009 and June 2011, respectively. This will be the first issuance from the aforementioned shelf registration. The sale of the Bonds will be made pursuant to the terms of Subscription Agreements, dated June 29, 2011, among the Company and Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., SMBC Nikko Securities Inc. and Mizuho Securities Co., Ltd. The Company anticipates using the net proceeds from the sale of these Bonds primarily for debt repayment and general corporate purposes.

The Sixth Series bear interest at a rate of 1.47% per annum and mature on July 8, 2014 and the Seventh Series bear interest at a rate of 1.84% per annum and mature on July 8, 2016. The Sixth and Seventh Series shall bear interest from and including July 9, 2011, payable semi-annually in arrears on January 8 and July 8 of each year. The First Series bears interest at a rate of 1.15% per annum, plus the offered rate for 3-month deposits in Japanese yen in the London interbank market (floating rate interest) and matures on July 8, 2014. The First Series shall bear interest from and including July 8, 2011, payable quarterly in arrears on January 8, April 8, July 8 and October 8 of each year. The Bonds may be redeemed, as a whole but not in part, at the option of the Company upon such prior notice of redemption (which notice shall be irrevocable) to the bondholders, at a price equal to their principal amount, together with any interest accrued to the date fixed for redemption. The Bonds are general unsecured obligations and rank equally in right of payment with any of the Company’s existing and future unsecured yen-denominated bonds.

The Bonds are being issued pursuant to Conditions of Bonds’, dated as of June 29, 2011, between the Company, as issuer, and Sumitomo Mitsui Banking Corporation as fiscal agent. The Conditions of Bonds’ provide for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Conditions of Bonds’ for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description of the Conditions of Bonds’ set forth above is qualified in its entirety by reference to the full text of the agreements, which are incorporated as part of the Subscription Agreements, copies of which are attached hereto as Exhibits 1.1, 1.2 and 1.3, and incorporated herein by reference.

The securities to be issued through the above-referenced shelf registration will not be registered in the United States and will not be offered or sold to U.S. investors absent compliance with the registration requirements of the Securities Act of 1933 or an available exemption from the registration requirements thereof.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description regarding the Company’s issuance and sale of the Bonds contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1 - Subscription Agreement - Aflac Incorporated Japanese Yen Bonds - Sixth Series (2011), dated June 29, 2011, among Aflac Incorporated and Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., SMBC Nikko Securities Inc. and Mizuho Securities Co., Ltd.

1.2 - Subscription Agreement - Aflac Incorporated Japanese Yen Bonds - Seventh Series (2011), dated June  29, 2011, among Aflac Incorporated and Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., SMBC Nikko Securities Inc. and Mizuho Securities Co., Ltd.

1.3 - Subscription Agreement - Aflac Incorporated Japanese Yen Floating Rate Bonds - First Series (2011), dated June  29, 2011, among Aflac Incorporated and Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., SMBC Nikko Securities Inc. and Mizuho Securities Co., Ltd.

99.1 - Press release of Aflac Incorporated dated June 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

June 30, 2011	/s/ June Howard
(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBIT INDEX:

1.1 - Subscription Agreement - Aflac Incorporated Japanese Yen Bonds - Sixth Series (2011), dated June  29, 2011, among Aflac Incorporated and Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., SMBC Nikko Securities Inc. and Mizuho Securities Co., Ltd.

1.2 - Subscription Agreement - Aflac Incorporated Japanese Yen Bonds - Seventh Series (2011), dated June  29, 2011, among Aflac Incorporated and Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., SMBC Nikko Securities Inc. and Mizuho Securities Co., Ltd.

1.3 - Subscription Agreement - Aflac Incorporated Japanese Yen Floating Rate Bonds - First Series (2011), dated June  29, 2011, among Aflac Incorporated and Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., SMBC Nikko Securities Inc. and Mizuho Securities Co., Ltd.

99.1 - Press release of Aflac Incorporated dated June 29, 2011

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